Tauriga Sciences, Inc. Certified by Walmart Inc. to Become a Domestic Supplier

GlobeNewswire ● December 23, 2019

NEW YORK, NY, Dec. 23, 2019 (GLOBE NEWSWIRE) — via NEWMEDIAWIRE – Tauriga Sciences, Inc. (OTCQB: TAUG) (“Tauriga” or the “Company”), a revenue generating company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities and equity investments, today announced that it has been certified by the global retail giant, Walmart Inc. (“Walmart”), to become a Domestic Supplier (“Vendor”). This Certification from Walmart was obtained by the Company on Thursday, December 19, 2019. The Company is focused on presenting and selling its flagship brand, Tauri-Gum™, which can now be seen and shopped for by Walmart buyers.

Please see below, the Credentials provided to Tauriga Sciences Inc. by Walmart Inc.:

Supplier Type: Domestic

SAP Supplier Number: 1600179472

Supplier ID Number: 36223459

The Company’s Product Liability Insurance Policy (covering its Tauri-Gum™ brand) is Underwritten by Evanston Insurance Company and provides Coverage of $5,000,000 USD (Policy # MKLV7PPD000108).

ABOUT TAURIGA SCIENCES, INC.

Tauriga Sciences, Inc. (TAUG) is a revenue generating company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities. One such opportunity on which the Company has acted, involves the Company having entered into the cannabidiol (or “CBD”) infused chewing gum product business, as more fully described above and in prior press releases. This CBD infused chewing gum product has been branded under the following name: Tauri-Gum™. The Company is currently in production of three distinct flavors of Tauri-Gum™: MINT, BLOOD ORANGE, and POMEGRANATE. On December 6, 2019 the Company announced that it completed the initial production run (thereby expanding its existing product lines) with the introduction of a 25mg Vegan CBD Isolate Infused vegan gummy (“gumdrop”), branded under the name: Tauri-Gum™. Further, the Company continues to identify and evaluate additional potential opportunities to generate revenue, as well as shareholder value, and leverage its resources and expertise to build a diversified and sustainable business model. Please visit our corporate website at www.tauriga.com.

In addition, on March 11, 2019, the Company announced the official launch of its E-Commerce site - as part of its Tauri-Gum™ commercialization strategy. This site can be accessed by visiting the following URL address: www.taurigum.com

The Company has established corporate offices in both New York City (USA) and Barcelona (Spain).

DISCLAIMER — Forward-Looking Statements

This press release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 which represent management’s beliefs and assumptions concerning future events. These forward-looking statements are often indicated by using words such as “may,” “will,” “expects,” “anticipates,” believes, “hopes,” “believes,” or plans, and may include statements regarding corporate objectives as well as the attainment of certain corporate goals and milestones. Forward-looking statements are based on present circumstances and on management’s present beliefs with respect to events that have not occurred, that may not occur, or that may occur with different consequences or timing than those now assumed or anticipated. Actual results may differ materially from those expressed in forward looking statements due to known and unknown risks and uncertainties, such as are not guarantees of general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to consummate successful acquisition and licensing transactions, fluctuations in exchange rates, and other factors over which Tauriga has little or no control. Many of these risks and uncertainties are discussed in greater detail in the “Risk Factors” section of Tauriga’s Form 10-K and other filings made from time to time with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. You should not place undue reliance on these forward-looking statements.

CONTACT INFORMATION

Tauriga Sciences, Inc.

555 Madison Avenue, 5th Floor

New York, NY 10022

Chief Executive Officer

Mr. Seth M. Shaw

Email: sshaw@tauriga.com

cell # (917) 796 9926

Corp. Website: www.tauriga.com

E-Commerce Website: www.taurigum.com

Contact: